Exhibit 99.1

CONTACTS:
Lara Mahoney
Director of Investor Relations and Corporate Communications, Invacare Corporation
440-329-6393

Kevin Gehrt
Vice President - Human Resources & Communications, AssuraMed
330-963-6998 Ext: 3210; media@assuramed.com

INVACARE CORPORATION TO SELL MEDICAL SUPPLIES BUSINESS TO ASSURAMED

Elyria and Twinsburg, Ohio (December 21, 2012) - Invacare Corporation (NYSE: IVC) and AssuraMed announced today that they have signed a definitive agreement under which Invacare will sell Invacare Supply Group (ISG), its domestic medical supplies business, to AssuraMed for $150 million, subject to certain closing adjustments. This divestiture is consistent with Invacare's focus on its globalization strategy to harmonize core global product lines and reduce complexity within its business. For AssuraMed, a leader in wholesale and home-delivered medical supplies across the United States, this strategic purchase allows the company to strengthen its position as a leader in the medical supplies industry.

AssuraMed Chief Executive Officer Michael B. Petras, Jr., said, “We are thrilled to have ISG as a complement to our Independence Medical business. ISG's strong position in the marketplace and focus on customer service are an excellent fit with our product portfolio and focus on customer solutions. This strategic acquisition builds on our strengths in providing disposable medical supplies to the chronic disease market. Our new combined customer base will benefit from enhanced distribution capabilities and services that we will be able to provide.”

Gerald B. Blouch, Invacare President and Chief Executive Officer, said, “This divestiture represents a significant step forward for Invacare and it allows us to continue to reduce complexity in our business, focus on our core product lines and expand globally, with the long-term goal of returning operating margins back to high single digits."

Blouch continued, “I am proud of ISG's many contributions, and I want to thank the many hard working and dedicated ISG associates, under the leadership of general manager Douglas Harper, for their commitment to our success. Our supplies business is respected in the industry, and we are confident that it will continue to flourish and provide customers the high-quality products and services they expect under AssuraMed's leadership.”

The transaction, which is expected to close in early 2013, is subject to regulatory approval and other customary closing conditions.

Subject to certain closing adjustments and any restructuring charges, Invacare preliminarily estimates that it will realize net proceeds from the sale of the ISG business of approximately $140 million, net of tax and expenses. In the near term, Invacare intends to use the proceeds to strengthen its balance sheet and reduce debt outstanding under its revolving credit facility. As previously disclosed by Invacare, net sales for the ISG business were approximately $299.5 million for 2011 and $246.4 million for the first nine months of 2012.

Earnings before income taxes were approximately $8.0 million for 2011 and $5.1 million for the first nine months of 2012.

While expected to be initially dilutive, this divestiture is consistent with Invacare's globalization strategy. As Invacare continues to make progress on the remediation of its quality systems related to the previously announced consent decree at its corporate and wheelchair manufacturing facilities in Elyria, Ohio, it looks forward to redeploying its engineering talent on new global product development. Global product platforms are central to eliminating redundant activities, increasing agility, driving innovation, leveraging supply chain capabilities, delivering profitable growth and reducing complexities both internally and externally for its customers. Once consent decree remediation is completed, Invacare will be better positioned to accelerate new product development with selective acquisitions.

Jefferies & Company, Inc. acted as financial adviser and Calfee, Halter & Griswold LLP acted as legal adviser to Invacare Corporation in the transaction.

INVESTOR CONFERENCE CALL
In conjunction with this release, Invacare will host a conference call December 21, 2012 at 8:30 a.m., EST.
Those wishing to participate in the call live should dial 888-498-8379 or 706-679-5239 for international callers, and enter meeting ID 83941907.

A digital recording will be available two hours after completion of the conference call from December 21, 2012 to December 28, 2012. To access the recording, US/Canada callers should dial 855-859-2056, or 404-537-3406 for international callers, and enter conference ID 83941907.

About Invacare Corporation
Invacare Corporation (NYSE:IVC), headquartered in Elyria, Ohio, is the global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles. The Company has 6,200 associates and markets its products in approximately 80 countries around the world. For more information about Invacare and its products, visit Invacare's website at www.invacare.com.

About AssuraMed
Headquartered in Twinsburg, Ohio, AssuraMed is a leading mail-order, direct-to-customer provider of disposable medical products to chronic disease patients. The company operates through two segments, Independence Medical and Edgepark Medical Supplies. Independence Medical serves as an outsourced supply chain for over 7,000 commercial customers, including durable medical equipment suppliers, independent pharmacies and wholesale distributors. Edgepark contracts directly with over 600 managed care organizations (MCOs) to provide direct-to-patient home delivery of products to hundreds of thousands of patients, while also providing MCOs with value-added services that drive utilization, billing efficiencies and patient compliance. Funds managed by private equity firms Clayton, Dubilier & Rice and Goldman Sachs' GS Capital Partners are AssuraMed's primary shareholders. For detailed company information visit www.AssuraMed.com.

Invacare Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “could,” “plan,”

“intend,” “expect,” “continue,” “believe” and “anticipate,” as well as similar comments, are forward-looking in nature that are subject to inherent uncertainties that are difficult to predict. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties. In particular, the sale transaction described is subject to the receipt of customary regulatory approvals and closing conditions, the execution of other transaction-related agreements and finalization of other related matters. There can be no assurance that the transaction described will be completed as anticipated or at all. Also, other risks and uncertainties may affect Invacare which include, but are not limited to, the following: compliance costs, limitations on the design, production and/or distribution of Invacare's products, inability to bid on or win certain contracts, or other adverse effects of the FDA consent decree of injunction; unforeseen circumstances that might delay or adversely impact the results of the third party expert certification audits or FDA inspections of Invacare's quality systems at the impacted Elyria, Ohio, facilities; the failure or refusal of customers or healthcare professionals to sign necessary certification forms required by the exceptions to the consent decree; adverse changes in government and other third-party payor reimbursement levels and practices both in the U.S. and in other countries (such as, for example, more extensive pre-payment reviews and post-payment audits by payors, or the Medicare national competitive bidding program covering nine metropolitan statistical areas that started in 2011 and an additional 91 metropolitan statistical areas beginning in July 2013), impacts of the U.S. Affordable Care Act that was enacted in 2010 (such as, for example, the expected annual impact on Invacare of the excise tax beginning in 2013 on certain medical devices and Invacare's ability to successfully offset such impact); legal actions, regulatory proceedings or Invacare's failure to comply with regulatory requirements or receive regulatory clearance or approval for Invacare's products or operations in the United States or abroad; product liability claims; exchange rate or tax rate fluctuations; inability to design, manufacture, distribute and achieve market acceptance of new products with greater functionality or lower costs or new product platforms that deliver the anticipated benefits of Invacare's globalization strategy; consolidation of health care providers; lower cost imports; uncollectible accounts receivable; difficulties in implementing/upgrading Enterprise Resource Planning systems; risks inherent in managing and operating businesses in many different foreign jurisdictions; ineffective cost reduction and restructuring efforts; potential product recalls; possible adverse effects of being leveraged, including interest rate or event of default risks (particularly as might result from impact of the FDA consent decree); decreased availability or increased costs of materials which could increase Invacare's costs of producing or acquiring Invacare's products, including possible increases in commodity costs or freight costs; heightened vulnerability to a hostile takeover attempt arising from depressed market prices for Company shares; provisions of Ohio law or in Invacare's debt agreements, shareholder rights plan or charter documents that may prevent or delay a change in control, as well as the risks described from time to time in Invacare's reports as filed with the Securities and Exchange Commission. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.